EXHIBIT 99.1

Contact:   Todd Flowers

Investor Relations

(502) 596-6569

KINDRED ANNOUNCES DEFINITIVE AGREEMENT

TO DIVEST SKILLED NURSING FACILITY BUSINESS

Total Value to Kindred Will Approximate $910 Million

Net Value to Kindred Will Approximate $210 Million

Following Previously Announced $700 Million Real Estate Purchase from Ventas, Inc.

Kindred’s Annual Rent Expense Will Be Reduced By Approximately $88 Million,

Annual Capital Expenditures Will Be Reduced By Approximately $30 Million, and Annual

Noncontrolling Interests Payments Will Be Reduced By Approximately $18 Million Following Sale

Kindred Will Retain Working Capital, Owned Las Vegas Nursing Center

and Hospital-Based Sub-Acute Units

Kindred Expects Phased Transaction Closings to Begin in the Third Quarter of 2017

and Be Completed by Year End 2017

LOUISVILLE, Ky. (June 30, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has signed a definitive agreement with BM Eagle Holdings, LLC, a joint venture led by affiliates of BlueMountain Capital Management, LLC (“BlueMountain”), under which it will sell the Company’s skilled nursing facility business for $700 million in cash. The sale includes 89 nursing centers with 11,308 licensed beds and seven assisted living facilities with 380 licensed beds, which collectively have approximately 11,500 employees in 18 states. As detailed below, Kindred expects that the combination of the cash proceeds, anticipated working capital liquidation, tax benefits, retained assets and other items will result in approximate total value to Kindred of $910 million after deducting estimated transaction and severance costs. These results are consistent with the Company’s previously announced expectations.

As previously disclosed, 36 of the skilled nursing facilities (the “Ventas Properties”) are currently leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), and Kindred has an option to acquire the real estate of the Ventas Properties for aggregate consideration of $700 million. As Kindred closes on the sale of the Ventas Properties to BlueMountain, Kindred will pay to Ventas the allocable portion of the $700 million purchase price for the Ventas Properties and Ventas will convey the real estate for the applicable Ventas Property to BlueMountain or its designee.

Kindred expects to realize net value of approximately $210 million, subject to post-closing adjustments, and after the $700 million payment to Ventas, estimated transaction costs of approximately $35 million and estimated severance costs of approximately $35 million. This amount includes approximately $80 million in retained net working capital, the majority of which will be liquidated over late 2017 and early 2018, approximately $140 million(1) of cash tax benefit over time from the creation of an approximately $380 million net operating loss carryforward associated with the sale transaction, and approximately $60 million of value associated with the retained Las Vegas facility, hospital-based sub-acute units and other retained assets.

Benjamin A. Breier, President and Chief Executive Officer of Kindred, commented, “Today’s announcement is a historic milestone for all of Kindred’s stakeholders. Exiting the skilled nursing facility business, in its entirety, has been a long-stated goal of our enterprise. After more than two decades of nursing center operations, this announcement clears the way to closing that chapter of Kindred’s story, and turning the page to the future of integrated post-acute care.”

(1)	The Company’s deferred tax assets are subject to a full valuation allowance under generally accepted accounting principles (“GAAP”) and the cash benefit is subject to the Company generating taxable income over the carryforward period.

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Announces Definitive Agreement to Divest Skilled Nursing Facility Business

June 30, 2017

Mr. Breier added, “The exit and sale of our nursing center operations significantly enhances shareholder value, shifts attention to our higher margin and faster growing businesses, and advances our efforts to transform Kindred’s strategy. Upon completion of this transaction, we believe Kindred’s capital structure, leverage profile and operating performance will all be markedly improved.”

Mr. Breier concluded, “We believe that BlueMountain and the associated new operators will be strong partners in providing leadership for these buildings going forward. We are proud to report that since announcing our divestiture plans, our Nursing Center Division has maintained high standards of care and patient satisfaction, while delivering stable operating results. On behalf of the Kindred Board of Directors and management team, I thank all of our caregivers for their hard work and dedication to our patients, residents and their families throughout this process. We appreciate their continued commitment as we execute a smooth transition.”

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, remarked, “We expect exiting the skilled nursing facility business will increase Kindred’s annual cash flow by approximately $20 million to $30 million, as we reduce our annual rent obligations by approximately $88 million, reduce our annual capital expenditures by approximately $30 million, eliminate approximately $18 million of annual cash disbursements related to noncontrolling interests, and eliminate $70 million to $80 million of skilled nursing facility overhead following completion of the transaction. These overhead savings are included as part of the Company’s previously announced $70 million to $100 million enterprise-wide overhead restructuring initiative.”

Discontinued Operations Accounting Commentary

The Company anticipates that substantially all of its skilled nursing facility business, and the contribution margin from applicable RehabCare contracts servicing the Company’s skilled nursing facility business, will move to discontinued operations when reporting second quarter results in August, at which time the Company intends to provide updated guidance and adjust prior periods to reflect the anticipated sale. The Company estimates this accounting change will reduce second quarter reported core earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”) from continuing operations by approximately $35 million(1)(2) and have a roughly breakeven(1) impact on second quarter core diluted earnings per share.

The Company notes these amounts assume that no RehabCare contracts servicing the Company’s skilled nursing facility business are retained. Discontinued operations accounting rules do not allow the associated contribution margins from these contracts to be reported as continuing operations unless contracts for those facilities are signed with the new operators. The Company historically has retained approximately half of such contracts in similar divestitures and anticipates similar contract retention levels for this transaction. The Company expects this will result in approximately $10 million(1) of incremental annual core EBITDAR performance (approximately $2.5 million(1) per quarter) in continuing operations upon execution of contracts with new operators.

The Company further notes that, due to the requirements of discontinued operations accounting, these figures do not include the benefit of approximately $20 million to $25 million of additional annual cost reductions (approximately $5 million to $6 million per quarter) enabled by this transaction that the Company expects to achieve, and are included as part of the $70 million to $80 million of anticipated cost reductions indicated above.

(1)	All forward-looking non-GAAP financial measures used to provide the Company’s 2017 second quarter outlook are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP is not available without unreasonable effort and the Company is unable to access the probable significance of the unavailable information. The Company calculates core EBITDAR and core diluted earnings per share by excluding charges related to impairments, business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs.
(2)	Approximately $30 million of such amount relates to the estimated operating results of the Company’s skilled nursing facility business and approximately $5 million relates to the estimated contribution margin from the Company’s RehabCare contracts serving the Company’s skilled nursing facility business.

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Kindred Announces Definitive Agreement to Divest Skilled Nursing Facility Business

June 30, 2017

Other Transaction Items

The transaction is subject to customary conditions to closing, including the receipt of all licensure, regulatory and other approvals. Kindred expects that the closings for the transaction will occur in phases as regulatory and other approvals are received. Kindred expects that the initial closing will occur in the third quarter of 2017 and that all of the closings will be completed by year end.

Guggenheim Securities is acting as financial advisor to Kindred. Polsinelli PC is acting as legal advisor and Cleary Gottlieb Steen & Hamilton LLP is acting as special counsel to Kindred.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, including the receipt of all required regulatory approvals and the satisfaction of the closing conditions for the transaction, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from the transaction, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Announces Definitive Agreement to Divest Skilled Nursing Facility Business

June 30, 2017

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At March 31, 2017, Kindred through its subsidiaries had approximately 100,100 employees providing healthcare services in 2,624 locations in 46 states, including 82 long-term acute care hospitals, 19 inpatient rehabilitation hospitals, 91 nursing centers, 19 sub-acute units, 619 Kindred at Home home health, hospice and non-medical home care sites of service, 101 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,693 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues for the last twelve months ended March 31, 2017.

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